UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 6, 2011 (May 3, 2011)

Trimble Navigation Limited

(Exact name of registrant as specified in its charter)

California	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On May 3, 2011, the Company’s Board of Directors approved an increase in the base salaries of the Company’s chief executive officer, Mr. Steven W. Berglund, and certain of the Company’s named executive officers. The base salary increases are described in the table below, and will be effective on May 3, 2011.

Name/Position	Previous Base Salary	New Base Salary
Steven W. Berglund Chief Executive Officer	$648,900	$710,000
Rajat Bahri Chief Financial Officer	$312,312	$342,312
Christopher W. Gibson Vice President	$246,750	$276,750
Mark A. Harrington Vice President	$312,312	$342,312

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of shareholders of Trimble Navigation Limited (the “Company”) was held on May 3, 2011. At the annual meeting, the shareholders voted on the proposals listed below. The voting results for each proposal are as follows:

Proposal 1:

The following directors were elected to serve for the ensuing year and until their successors are elected:

	For	Withheld	Broker Non-Vote
Steven W. Berglund	104,739,986	552,250	9,635,512
John B. Goodrich	103,321,495	2,970,741	9,635,512
William Hart	102,276,701	3,015,535	9,635,512
Merit E. Janow	105,051,042	241,194	9,635,512
Ulf J. Johansson	104,700,352	591,884	9,635,512
Bradford W. Parkinson	104,644,322	647,914	9,635,512
Mark S. Peek	105,055,411	236,825	9,635,512
Nickolas W. Vande Steeg	102,765,631	2,526,605	9,635,512

Proposal 2:

The appointment of Ernst & Young, LLP as the independent auditor of the Company for the fiscal year ending December 30, 2011 was ratified.

For	Against	Abstain
113,690,592	1,201,454	35,702

Proposal 3:

To hold an advisory vote on compensation for the Company’s named executive officers.

For	Against	Abstain	Broker Non-Vote
96,962,288	7,364,965	964,983	9,635,512

Proposal 4:

To hold an advisory vote on the frequency of holding an advisory vote on the compensation of the Company’s named executive officers.

3 Years	2 Years	1 Year	Abstain
33,376,722	730,043	70,277,368	908,103

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE NAVIGATION LIMITED
a California corporation

Dated: May 6, 2011	By:	/s/ James A. Kirkland
James A. Kirkland
Vice President & General Counsel